UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2014

La Quinta Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36412	90-1032961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, Texas 75038

(Address of Principal Executive Offices) (Zip Code)

(214) 492-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2014, La Quinta Holdings Inc. (the “Company”) increased the base salaries of certain of the Company’s executive officers, including Messrs. Wayne B. Goldberg (President and Chief Executive Officer), Keith A. Cline (Executive Vice President and Chief Financial Officer) and Angelo J. Lombardi (Executive Vice President and Chief Operating Officer) (collectively, the “Named Executives”). On the same date, the Company granted equity-based retention awards and annual equity-based awards to executive officers and other employees of the Company, including the Named Executives, under the Company’s 2014 Omnibus Incentive Plan (the “Incentive Plan”).

Increases to Base Salaries

The Company increased the base salaries of the following Named Executives in the following amounts, which increases had a commencement date of June 1, 2014. Mr. Goldberg’s salary was increased to $800,000, Mr. Cline’s salary was increased to $460,000 and Mr. Lombardi’s salary was increased to $450,000.

Equity-Based Awards

The Company granted (i) retention awards consisting of restricted stock (“retention restricted stock”), (ii) time-vesting restricted stock (“time-vesting restricted stock”) and (iii) performance-vesting performance share units (“performance share units”) to the following Named Executives in the following amounts.

Retention Restricted Stock

The retention restricted stock vests in three equal annual installments, with the required service period beginning on June 1, 2014, and the first third of the number of shares granted vesting on June 1, 2015, the second third of the number of shares granted vesting on June 1, 2016, and the remainder of the number of shares granted vesting on June 1, 2017, subject to the executive’s continued employment through the applicable vesting date. If the executive’s employment terminates for any reason other than as described below, all unvested retention restricted stock will be forfeited. Upon termination of an executive’s employment without cause or an executive’s termination of his or her employment with good reason, termination due to the executive’s death or disability or upon a change in control all unvested retention restricted stock will immediately vest.

The retention restricted stock was granted to the following executives in the following amounts: Mr. Goldberg was granted 266,949 shares of restricted stock, Mr. Cline was granted 76,271 shares of restricted stock and Mr. Lombardi was granted 73,411 shares of restricted stock.

Time-Vesting Restricted Stock

The time-vesting restricted stock vests in three equal annual installments, with the required service period beginning on December 31, 2014, and the first third of the number of shares granted vesting on December 31, 2014, the second third of the number of shares granted vesting on December 31, 2015, and the remainder of the number of shares granted vesting on December 31, 2016, subject to the executive’s continued employment through the applicable vesting date. If the executive’s employment terminates for any reason other than as described below, all unvested time-vesting restricted stock will be forfeited. Upon termination of an executive’s employment without cause or with good reason on or following a change in control or upon termination of an executive’s employment due to the executive’s death or disability, all unvested time-vesting restricted stock will immediately vest. In addition, upon termination of an executive’s employment without cause or with good reason prior to a change in control, the number of shares of time-vesting restricted stock that would have vested on the next scheduled vesting date following such termination will immediately vest.

The time-vesting restricted stock was granted to the following executives in the following amounts: Mr. Goldberg was granted 35,295 shares of restricted stock, Mr. Cline was granted 13,530 shares of restricted stock and Mr. Lombardi was granted 9,927 shares of restricted stock.

Performance Share Units

The performance share units vest over a performance period beginning on April 8, 2014 and ending on December 31, 2016. The performance share units are settled at the end of the performance period based on (1) the Company’s total shareholder return relative to the total shareholder returns of members of a peer company group (“relative shareholder return”) and (2) the Company’s absolute compound annual growth rate total shareholder return (“Absolute CAGR TSR”). The actual value of the performance share units that become vested based on each performance measure (relative shareholder return and Absolute CAGR TSR) is based on an achievement factor which, in each case, ranges from a 33% payout for threshold performance, to 100% for target performance, to 167% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting payout percentage will be adjusted on a linear basis. 70% of the final performance share unit value will be determined subject to achievement under the relative shareholder return measure, and 30% of the final performance share unit value will be determined subject to achievement under the Absolute CAGR TSR measure.

Once calculated, the final performance share unit value will be delivered to the executive, subject to the executive’s continued employment through the date of determination, in the form of shares of Company common stock determined by dividing the final performance share unit value by the price of the Company’s common stock at which shares were initially offered to the public in connection with the Company’s initial public offering ($17.00 per share).

If the executive’s employment terminates for any reason other than as described below, the executive’s performance share unit will be forfeited. Upon the executive’s termination of his or her employment for good reason or termination of the executive’s employment without cause, or the executive’s death or disability during the performance period, the performance share unit will immediately vest at pro-rated target levels, with such pro-ration based on the number of days in the performance period that have elapsed. Upon a change in control during the performance period, the performance share unit will immediately vest with the final value of the performance share unit determined based on actual performance through the date of the change in control, but the Committee will have the discretion to settle such performance share unit in either cash or shares of Company common stock.

The performance share units were granted to the following executives in the following amounts, and such amounts assume that the target level of performance is achieved (with the actual value of the performance share unit to be earned based on the performance criteria described above): Mr. Goldberg was granted a target performance share unit value of $1,800,000, Mr. Cline was granted a target performance share unit value of $690,000 and Mr. Lombardi was granted a target performance share unit value of $506,250.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA QUINTA HOLDINGS INC.

By:	/s/ Keith A. Cline
Name:	Keith A. Cline
Title:	Executive Vice President and Chief Financial Officer

Date: June 12, 2014